                                                                 EXHIBIT 10.3

                   AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT


          THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (the "Amendment") is made and entered into as of May 1, 1996 by and among (i) America's Favorite Chicken Company, a Minnesota corporation (the "Company"), (ii) FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International," and collectively with FSEP III, the "FS Stockholder"), (iii) PENMAN Private Equity and Mezzanine Fund, L.P. ("PENMAN"), and (iv) Canadian Imperial Bank of Commerce, Pilgrim Prime Rate Trust, Van Kampen American Capital Prime Rate Income Trust, Senior Debt Portfolio, ML IBK Positions, Inc., Frank J. Belatti, Dick R. Holbrook and Samuel N. Frankel (collectively, the "Existing Stockholders" and individually, an "Existing Stockholder").

                                    RECITALS

          A. Pursuant to a Stock Purchase Agreement dated as of February 23, 1996 among the Company and the FS Stockholder (the "Purchase Agreement"), FS Stockholder made a substantial investment in the Common Stock of the Company.

          B. To induce the FS Stockholder to consummate the transactions contemplated by the Purchase Agreement, the Existing Stockholders executed the Stockholders Agreement on April 11, 1996 (the "Agreement").

          C. On May 1, 1996, PENMAN purchased 2,110,341 shares of Common Stock of the Company from the FS Stockholder.

          D. The parties hereto wish to add PENMAN as a party to the Agreement with respect to certain rights, obligations and restrictions relating to the securities of the Company.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Unless the context otherwise requires, as used in this Amendment capitalized terms shall have the meanings set forth in Section 1 of the Agreement.

          2. The following definitions as set forth in Section 1 of the Agreement are hereby amended in their entirety as follows:

               Existing Stockholders:  Canadian Imperial Bank of Commerce,
               ---------------------
          Pilgrim Prime Rate Trust, Van Kampen American Capital Prime Rate Income Trust, Senior Debt Portfolio, ML IBK Positions, Inc., Frank J. Belatti, Dick R. Holbrook and Samuel N. Frankel. PENMAN shall be an "Existing Stockholder" solely for purposes of Section 3 and 4 of the Agreement and shall be entitled to all of the rights and subject to all of the obligations of an "Existing Stockholder" contained in such sections.

               "Initial Shares":  Shall mean the 33,691,039 shares of Common
                --------------
          Stock and the 535,152 shares of 10% Preferred Stock issued and outstanding on May 1, 1996 and held beneficially and of record by the Stockholders as follows:

                                                                INITIAL SHARES
                                                     --------------------------------------
                                                                                    10%
                                                                                  PREFERRED
                   STOCKHOLDER                        COMMON STOCK                  STOCK
-------------------------------------------------    -------------                ---------
FS Equity Partners III, L.P.                           18,259,483                       ---
FS Equity Partners International, L.P.                    733,583                       ---
PENMAN Private Equity and Mezzanine Fund, L.P.          2,110,341                       ---
Canadian Imperial Bank of Commerce                      6,312,724                    360,545
Pilgrim Prime Rate Trust                                  413,980                     24,848
Van Kampen American Capital Prime Rate Income
 Trust                                                    604,251                     34,864
Senior Debt Portfolio                                     806,708                     54,895
ML IBK Positions, Inc.                                  1,800,000                     60,000
Frank J. Belatti                                        1,329,969                       ---
Dick R. Holbrook                                          660,000                       ---
Samuel N. Frankel                                         660,000                       ---

               "Stockholders:  The FS Stockholder, PENMAN and the Existing
                ------------
          Stockholders."

               3.   The following definition is hereby added to Section 1 of the
Agreement:

          "PENMAN: The PENMAN Private Equity and Mezzanine Fund, L.P."

               4. The seventh sentence of Section 5.1 of the Agreement is hereby amended in its entirety as follows:

               "A Stockholder may transfer Securities to a Permitted Transferee provided that such transferee executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the transferring Stockholder; and provided further, that prior to the consummation of any transaction in which a Permitted Transferee ceases to be an Affiliate of such Stockholder such Permitted Transferee shall reconvey all Securities to the transferring Stockholder and the Securities will remain subject to this Agreement."

               5. Section 6.1 of the Agreement is hereby amended in its entirety as follows:

                    "6.1  "Piggy-Back" and Demand Rights on Common Stock.  The
                           ---------------------------------------------
          Stockholders shall be entitled to certain "piggy-back" registration rights with respect to future public offerings of Common Stock by Company and to certain demand registration rights (the "Registration Rights"). The terms of the Registration Rights are set forth in Exhibit A attached hereto. The rights granted to the Stockholders under this Section 6.1 shall not be assignable except to a Permitted Transferee."

               6. Section 7.1 of the Agreement is hereby amended in its entirety as follows:

               "7.1  The Board.  Subject to the terms and conditions of this
                     ---------
          Section 7, at each annual or special meeting of stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, the FS Stockholder, PENMAN and the Existing Stockholders agree to exercise, or cause to be exercised, voting rights with respect to the shares of Voting Securities then held of record or beneficially owned by them, in such a manner that six candidates nominated by the FS Stockholder, three candidates nominated by the Chief Executive Officer of the Company (the "CEO") and one candidate nominated by PENMAN shall be elected to fill and continue to hold positions on the Board. Pursuant to the terms of the 10% Preferred Stock, holders of the 10% Preferred Stock are entitled to elect one member of the Board. The parties shall use their reasonable best efforts to ensure that the Board consists of not more than eleven members. If necessary, the Board shall elect such additional independent members, if any, as may be required under applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with the Initial Public Offering, and the FS Stockholder, PENMAN and the Existing Stockholders shall each take all actions necessary in connection therewith. All directors will be reimbursed for reasonable out-of-pocket expenses in connection with the performance of their duties.

               If at any time from and after the date hereof, the FS Stockholder, the CEO or PENMAN shall give notice of their desire to remove any director previously nominated by that party to serve on the Board, the FS Stockholder, PENMAN and the Existing Stockholders agree to exercise or cause to be exercised voting rights with respect to all shares of Voting Securities held of record or beneficially owned by it or them so as to remove such director of the Company. If at any time from and after the date hereof, any director previously nominated by the FS Stockholder, the CEO or PENMAN to serve on the Board ceases to be a director (whether by reason of death, resignation, removal or otherwise), the FS Stockholder, the CEO or PENMAN, as the case may be, shall be entitled to nominate a successor director to fill the vacancy created thereby, and the FS Stockholder, PENMAN and the Existing Stockholders agree to exercise voting rights with respect to the shares of Voting Securities held of record or beneficially owned by them so as to elect such nominee as a director of the Company."

               7. Section 8(b) of the Agreement is hereby amended in its entirety as follows:

                    (b) The Company shall not consummate any material transaction with a Stockholder or any Affiliate of a Stockholder other than transactions on terms that are no less favorable to the Company than could have been obtained with a person that is not a stockholder (as determined in the good faith judgment of the Board) and other than
          (i) indemnification of any of Company's officers or directors whether pursuant to any indemnity agreement or applicable law and (ii) payment of transaction fees in connection with the Purchase Agreement and fees to directors.

               8. Section 12 of the Agreement is hereby amended in its entirety as follows:

               "This Agreement may be amended, modified or supplemented, and compliance with any provision hereof may be waived, only with the written consent of the FS Stockholder and those other Stockholders then holding a majority of the shares of Voting Securities then held by such Stockholders, and any amendment, modification, supplement or waiver so consented to in writing shall be binding upon the parties hereto and their successors and permitted transferees and assigns; provided that any amendment, modification, supplement or waiver that materially and adversely affects the rights of any Existing Stockholder or PENMAN hereunder shall require the consent of each Existing Stockholder so affected or PENMAN, as the case may be. This Agreement shall be binding on the parties hereto and, their successors, transferees, assigns, heirs and personal representatives; provided however, that unless expressly permitted herein, this Agreement under the rights granted hereunder shall not be assignable without the written consent of all of the parties hereto, which consent may be withheld in each such party's sole discretion.

               9. Section 14 of the Agreement is hereby amended by adding the following clause to the end of clause (iii) of Section 14:

          "and (iv) if to PENMAN to: 333 W. Wacker Drive, Suite 700, Chicago, Illinois, 60606, Attention: Kelvin Pennington, telecopier: (312) 750-4676; with a copy to: Altheimer & Gray, 10 South Wacker Drive, Chicago, Illinois, 60606, Attention: Mark T. Kindelin, telecopier:
          (312) 715-4800."

              10. Section 15 of the Agreement is hereby amended by deleting the words "of FSEP III, FSEP International and the Existing" in the first sentence and replacing such words with the word "the".

              11.   Exhibit A of the Agreement is hereby amended as follows:

                    (a) The definition of "Holder" in Section 1.1 of Exhibit A is hereby amended in its entirety as follows:

                    "Holder" means the FS Stockholder, PENMAN or any Existing Stockholder (or any Permitted Transferee thereof).

                    (b) Section 2.1(a) of Exhibit A is hereby amended in its entirety as follows:

               SECTION 2.1  Demand Registration.
                            -------------------

               (a) Request for Registration.  At any time on or after the date
                   ------------------------
          which is six months following the closing of the Initial Public Offering or at any time after April 11, 2001, any Holder or Holders owning, individually or in the aggregate, at least the Requisite Share Number may make a written request for registration under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration"); provided that the Holder or Holders making
                                     --------
          the request are together requesting that the Requisite Share Number be registered, and provided further that the Company shall not be
                          ----------------
          obligated to effect (i) more than one Demand Registration in any 18-month period or (ii) more than one Demand Registration for each of (A) the FS Stockholder, PENMAN and their Permitted Transferees, as a group, provided that only the FS Stockholder (or its Permitted Transferees) may initiate a demand registration for the group identified in this clause (A), and (B) the Existing Stockholders and their Permitted Transferees as a group. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice to such registration request within 10 days after the receipt thereof to all other Holders. Within 20 days after receipt of such notice by any Holder, such Holder may request in writing that Registrable Securities be included in such registration. Each such request by such other Holders (each, an "Other Holder Notice") shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof. With respect to a Demand Registration initiated by Existing Stockholder (or Permitted Transferees) as described above, the Company shall include in such Demand Registration the Registrable Securities of any other Existing Stockholder (or Permitted Transferee) requested to be so included and such Existing Stockholder shall be deemed to be a Holder who initiated a Demand Registration for purposes of this Exhibit A, including, without limitation, Section 2.1 and 2.3. With respect to a Demand Registration initiated by the FS Stockholder (or its Permitted Transferees) as described above, the Company shall include in such Demand Registration the Registrable Securities of PENMAN (or its Permitted Transferees) requested to be so included and PENMAN shall be deemed for purposes of this Exhibit A, including
          Section 2.3, to be a Holder who initiated the Demand Registration. Unless the FS Stockholder shall consent in writing, no other party, including the Company, shall be permitted to offer securities under any Demand Registration initiated by the FS Stockholder. Unless a majority in interest of the participating Existing Stockholders shall consent in writing, no other party, including the Company, shall be permitted to offer securities under any Demand Registration initiated by the Existing Stockholders.

                    (c) The first sentence of Section 4.1 of the Exhibit A is hereby amended in its entirety as follows:

               "The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, partners and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section

          15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors, partners and agents, and any such controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Holder, its officers, directors, partners and agents, and each such controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its officers, directors, partners and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action."

          12.       Waiver.  Each of the Existing Stockholders hereby waives any
                    ------
and all rights such Stockholder may have under Sections 3 and 5 of the Agreement in connection with the sale by the FS Stockholder of shares of Common Stock to PENMAN.

          13.       Governing Law.  This Amendment shall be governed by and
                    -------------
construed and enforced in accordance with the laws of the State of Minnesota without regard to the conflicts of laws rules thereof.

          14.       Representations and Warranties.  Each Stockholder represents
                    ------------------------------
and warrants (a) that such Stockholder has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform the Agreement and this Amendment; and (b) that the Agreement and this Amendment and the performance of its obligations thereunder have been duly authorized, executed and delivered by such Stockholder and are valid and binding agreements, enforceable against such Stockholder in accordance with their respective terms.

          15.       Counterparts.  This Amendment may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

FS EQUITY PARTNERS III, L.P.,     AMERICA'S FAVORITE CHICKEN COMPANY
a Delaware limited partnership

By:  FS Capital Partners, L.P.    By: /s/ Frank J. Belatti
                                     --------------------------------
   Its: General Partners             Its: Chief Executive Officer

   By: FS Holdings, Inc.          PILGRIM PRIME RATE TRUST


   By: /s/ William Wardlaw        By:_______________________________
      ---------------------          Its:
     Its: Vice President

FS EQUITY PARTNERS                VAN KAMPEN AMERICAN CAPITAL
L.P., a                           PRIME INTERNATIONAL, RATE INCOME TRUST
Delaware limited partnership

By: FS&Co. International, L.P.    By: /s/ Jeffrey W. Maillet
                                     ---------------------------
  Its: General Partners             Its: Senior Vice President -
                                         Portfolio Manager

  By: FS International
    Holdings Limited              PENMAN PRIVATE EQUITY AND MEZZANINE
  Its: General Partner            FUND, L.P., a Delaware limited partnership


  By: /s/ William Wardlaw         By:  PENMAN Asset Management, L.P.
     ---------------------
     Its: General Partner              Its:  General Partner


CANADIAN IMPERIAL BANK            By:  /s/ Kelvin Pennington
OF COMMERCE                           -------------------------
                                      Its: General Partner


                                  SENIOR DEBT PORTFOLIO
By: /s/ R. B. Layma
------------------------
Its: Managing Director            By:  Boston Management and Research as
                                       Investment Advisor

FRANK J. BELATTI
                                  By: /s/
                                      ------------------------
                                      Its: Vice President

 /s/ Frank J. Belatti
----------------------
                                  DICK R. HOLBROOK


SAMUEL N. FRANKEL                 /s/ Dick R. Holbrook
                                  -------------------------------

                                  ML IBK POSITIONS, INC.
 /s/ Samuel N. Frankel
----------------------
                                  By: /s/ Martin J. McInerney
                                     ----------------------------